Exhibit 99.1

Apple Hospitality REIT Reports Results of Operations for Second Quarter 2021

RICHMOND, Va. (August 5, 2021) – Apple Hospitality REIT, Inc. (NYSE: APLE) (the “Company” or “Apple Hospitality”) today announced results of operations for the second quarter ended June 30, 2021.

Apple Hospitality REIT, Inc.

Selected Statistical and Financial Data

As of and For the Three and Six Months Ended June 30

(Unaudited) (in thousands, except statistical and per share amounts)(1)

	Three Months Ended			Six Months Ended
	June 30,			June 30,
	2021	2020	% Change	2021	2020	% Change
Net income (loss)	$20,283	$(78,243)	125.9%	$(26,152)	$(81,012)	67.7%
Net income (loss) per share	$0.09	$(0.35)	125.7%	$(0.12)	$(0.36)	66.7%

Adjusted EBITDAre	$86,379	$(5,321)	n/m	$113,687	$48,453	134.6%
Comparable Hotels Adjusted Hotel EBITDA	$89,675	$905	n/m	$122,806	$59,295	107.1%
Comparable Hotels Adjusted Hotel EBITDA Margin %	38.6%	1.2%	3,740 bps	32.4%	20.1%	1,230 bps
Modified funds from operations (MFFO)	$67,670	$(24,016)	381.8%	$76,352	$13,794	453.5%
MFFO per share	$0.30	$(0.11)	372.7%	$0.34	$0.06	466.7%

Average Daily Rate (ADR) (Actual)	$120.56	$100.76	19.7%	$111.19	$122.48	(9.2%)
Occupancy (Actual)	70.7%	28.2%	150.7%	63.2%	44.5%	42.0%
Revenue Per Available Room (RevPAR) (Actual)	$85.28	$28.44	199.9%	$70.23	$54.55	28.7%

Comparable Hotels ADR	$121.80	$101.51	20.0%	$112.20	$123.89	(9.4%)
Comparable Hotels Occupancy	70.8%	28.2%	151.1%	63.3%	44.5%	42.2%
Comparable Hotels RevPAR	$86.22	$28.61	201.4%	$70.97	$55.14	28.7%

Cash and cash equivalents	$2,899
Total debt outstanding	$1,402,720
Total debt outstanding, net of cash and cash equivalents	$1,399,821
Total debt outstanding, net of cash and cash equivalents, to total capitalization (2)	28.7%

Note: n/m = not meaningful.

(1)

Explanations of and reconciliations to net income (loss) determined in accordance with generally accepted accounting principles (“GAAP”) of non-GAAP financial measures, Adjusted EBITDAre, Comparable Hotels Adjusted Hotel EBITDA and MFFO, are included below.

(2)

Total debt outstanding, net of cash and cash equivalents ("net total debt outstanding"), divided by net total debt outstanding plus equity market capitalization based on the Company’s closing share price of $15.26 on June 30, 2021.

Comparable Hotels is defined as the 212 hotels owned and held for use by the Company as of June 30, 2021, and excludes the 20 hotels held for sale as of June 30, 2021. For hotels acquired during the periods noted, the Company has included, as applicable, results of those hotels for periods prior to the Company's ownership, and for dispositions, results have been excluded for the Company's period of ownership. Results for periods prior to the Company's ownership have not been included in the Company's actual Consolidated Financial Statements and are included only for comparison purposes. Results included for periods prior to the Company's ownership are based on information from the prior owner of each hotel and have not been audited or adjusted.

Justin Knight, Chief Executive Officer of Apple Hospitality, commented, “Strong leisure and improving business transient demand enabled us to achieve occupancy of 71%, ADR of $121 and RevPAR of $85 for our full portfolio of hotels for the second quarter of this year. Combining our focus on cost-saving initiatives and operational efficiencies with improving top-line fundamentals and low leverage, we achieved strong bottom-line results. For the quarter, Adjusted EBITDAre was approximately $86 million, MFFO was approximately $68 million and Comparable Hotels Adjusted Hotel EBITDA Margin was approximately 39%. With improvement in operational performance, we have exited the covenant waiver period in advance of the expiration dates, which provides us greater flexibility to strategically allocate capital in ways that will maximize profitability and drive enhanced returns for our shareholders over time. These outstanding results are a testament to the merits of our strategy of investing in a diversified portfolio of high-quality, branded, rooms-focused hotels with low leverage and a tribute to our corporate and on-site management teams and their efforts over the past year."

Mr. Knight continued, “In July, we successfully completed the opportunistic sale of 20 hotels and are working to redeploy proceeds to further enhance the quality and performance of our portfolio. We currently have four hotels under contract and are actively pursuing additional opportunities. Our combined acquisitions and dispositions activity will reduce the age of our portfolio and associated near-term capital obligations while increasing our exposure to markets with strong relative growth trajectories. We are emerging from the downturn on incredibly strong footing. The recovery in operating fundamentals for our portfolio ahead of peers has enabled us to preserve the strength of our balance sheet, and, as a result, we are uniquely positioned to maximize long-term value for our shareholders through attractive transactions that will optimize and grow our existing portfolio.”

Hotel Portfolio Overview

As of June 30, 2021, Apple Hospitality owned 232 hotels, with an aggregate of 29,753 rooms located in 88 markets throughout 35 states, including 20 hotels with 2,133 rooms classified as held for sale, which were sold in July 2021.

Operations Update

•

Sequential improvement: Occupancy, ADR and RevPAR for the Company’s portfolio sequentially improved each month during the second quarter of 2021, driven by a wide variety of demand generators. Operationally, the Company produced its strongest quarterly results since the beginning of the pandemic with occupancy, ADR and RevPAR exceeding industry averages as reported by STR. For the Company’s portfolio, RevPAR for the month of June 2021 trailed RevPAR for the month of June 2019 by approximately 20%, improving from a decline of approximately 40% for the month of March 2021 as compared to March 2019. Portfolio occupancy improvement and outperformance continued into July, with occupancy of approximately 75% for the month.

•

Increased operational efficiencies: In response to the COVID-19 pandemic, the Company, its third-party management companies and the brands the Company’s hotels are franchised with aggressively worked to mitigate costs and uses of cash associated with operating the Company’s hotels in a low-occupancy environment. As occupancy has steadily improved, the Company has continued to maximize operational efficiencies by effectively managing labor costs, optimizing certain services and amenities, and renegotiating rates under various service contracts. Hotel operating expenses were reduced by approximately 28% during the second quarter of 2021, as compared to the same period of 2019. The Company achieved Comparable Hotels Adjusted Hotel EBITDA Margin of approximately 39% for the second quarter of 2021, 120 basis points below the same measure for the second quarter of 2019. With the support of its brands and third-party management companies, the Company will continue to rethink brand standards, refine its operating model and allocate capital to maximize long-term profitability.

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•	Strong bottom-line performance: The Company achieved Adjusted Hotel EBITDA of approximately $95 million and MFFO of approximately $68 million for the second quarter of 2021.
•

Significant transactional activity: In July 2021, the Company sold a portfolio of 20 hotels for a gross sales price of approximately $211 million and entered into contracts for the purchase of four hotels for a combined total purchase price of approximately $227 million.

•

Exited the Extended Covenant Waiver Period: In July 2021, the Company elected to exit the Extended Covenant Waiver Period early, pursuant to the terms of each of its unsecured credit facilities, as amended, which among other benefits, lifted certain restrictions and limitations related to the Company’s allocation of capital that were applicable during the Extended Covenant Waiver Period.

The following table highlights the Company’s monthly performance during the second quarter of 2021, as compared to the second quarters of 2020 and 2019 (in thousands, except statistical data):

				Three Months Ended				Three Months Ended				Three Months Ended
	April	May	June	June 30,	April	May	June	June 30,	April	May	June	June 30,
	2021	2021	2021	2021	2020	2020	2020	2020	2019	2019	2019	2019
ADR	$110.08	$119.39	$131.32	$120.56	$99.92	$95.67	$105.09	$100.76	$139.83	$139.72	$145.14	$141.60
Occupancy	68.1%	69.8%	74.4%	70.7%	17.7%	28.6%	38.2%	28.2%	80.6%	80.1%	83.7%	81.4%
RevPAR	$74.94	$83.35	$97.65	$85.28	$17.70	$27.39	$40.17	$28.44	$112.64	$111.94	$121.41	$115.30
Adjusted Hotel EBITDA (1)	$23,869	$32,363	$38,582	$94,814	$(7,931)	$575	$8,060	$704	$42,014	$43,542	$49,203	$134,759

(1)	See explanation and reconciliation of Adjusted Hotel EBITDA to net income (loss) included below.

Portfolio Activity

Acquisitions

Since the beginning of 2021, the Company has closed on the purchase of one hotel, the newly developed 176-room Hilton Garden Inn in Madison, Wisconsin, that was purchased in February 2021 for a total purchase price of approximately $50 million. The company has acquired five hotels for a total purchase price of approximately $161 million since the beginning of the COVID-19 pandemic.

Contracts for Potential Acquisitions

During the second quarter, the Company entered into a contract to purchase the fee interest in the land at its Residence Inn by Marriott in Seattle, Washington, which is currently under a ground lease, for a total purchase price of $80 million, consisting of a $24 million cash payment, for which the Company plans to utilize available cash or borrowings under its unsecured credit facilities, and a one-year note payable to the seller for $56 million. The land purchase is expected to close in August 2021.

In July 2021, the Company entered into three separate contracts for the potential purchase of four hotels for a total combined purchase price of approximately $227 million. The hotels under contract for purchase include:

•

The existing 178-room AC Hotel by Marriott and the 157-room Aloft Hotel, which is currently under development with a planned completion date in the third quarter of 2021, on the waterfront in downtown Portland, Maine, for a total combined purchase price of approximately $118 million.

•	The 130-room Hyatt Place in downtown Greenville, South Carolina, for a total purchase price of approximately $30 million.

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•	An Embassy Suites by Hilton that will be constructed in Madison, Wisconsin, with an expected 260 rooms for an anticipated total purchase price of approximately $79 million.

There are many conditions to closing under the contracts for each of the acquisitions described above that have not yet been satisfied, and there can be no assurance that closings on the four hotels will occur. Assuming all conditions to closing are met, the Company anticipates acquiring the hotels in Portland and Greenville during the second half of 2021 and acquiring the newly developed hotel in Madison following completion of construction, which is expected to occur no earlier than 2023.

Dispositions

As previously announced, during the six months ended June 30, 2021, the Company sold three hotels in three transactions for a total combined gross sales price of approximately $24 million, including the SpringHill Suites by Marriott in Overland Park, Kansas, which was sold in April 2021 for approximately $5 million, resulting in a combined gain on the sale of the three hotels of approximately $4 million. The Company recognized an impairment loss of approximately $1 million in the first quarter of 2021 related to the sale of the Overland Park hotel.

In July 2021, the Company sold a portfolio of 20 hotels with a combined total of 2,133 guest rooms for a total gross sales price of approximately $211 million. During the first quarter of 2021, the Company recognized impairment losses of approximately $9 million to adjust the carrying values of four of these hotels to their estimated fair values. The hotels the Company sold through this transaction are as follows:

•	The 97-room Hilton Garden Inn and the 91-room Homewood Suites by Hilton in Montgomery, Alabama.
•	The 88-room Residence Inn by Marriott in Rogers, Arkansas.
•	The 127-room Courtyard by Marriott in Phoenix, Arizona.
•	The 78-room Courtyard by Marriott in Lakeland, Florida.
•	The 87-room Fairfield Inn & Suites by Marriott in Albany, Georgia.
•	The 166-room Hilton Garden Inn in Schaumburg, Illinois.
•	The 136-room SpringHill Suites by Marriott in Andover, Massachusetts.
•	The 92-room Residence Inn by Marriott in Fayetteville, North Carolina.
•	The 78-room Residence Inn by Marriott in Greenville, South Carolina.
•	The 85-room Hampton Inn & Suites by Hilton in Jackson, Tennessee.
•	The 90-room Courtyard by Marriott in Johnson City, Tennessee.
•	The 103-room Hampton Inn & Suites by Hilton and the 150-room Hilton Garden Inn in Allen, Texas.
•	The 133-room Residence Inn by Marriott in Beaumont, Texas.
•	The 88-room Hampton Inn & Suites by Hilton in Fort Worth-Burleson, Texas.
•	The 145-room Hilton Garden Inn in El Paso, Texas.
•	The 77-room Homewood Suites by Hilton in Irving, Texas.
•	The 103-room SpringHill Suites by Marriott in Richmond, Virginia.
•	The 119-room SpringHill Suites by Marriott in Vancouver, Washington.

Capital Improvements

Apple Hospitality consistently reinvests in its hotels to maintain and enhance each property’s relevance and competitive position within its respective market. During the six months ended June 30, 2021, the Company invested approximately $5 million in capital expenditures. The Company plans to continue to reinvest in its hotels and anticipates investing an

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additional $20 million to $25 million in capital improvements during the remainder of 2021, which includes scheduled renovation projects for approximately five to ten properties.

Balance Sheet and Liquidity

Summary

As of June 30, 2021, Apple Hospitality had approximately $1.4 billion of total outstanding debt with a current combined weighted-average interest rate of approximately 4.0%, cash on hand of approximately $3 million and availability under its revolving credit facility of approximately $343 million. Excluding unamortized debt issuance costs and fair value adjustments, the Company’s total outstanding debt is comprised of approximately $451 million in property-level debt secured by 28 hotels and approximately $952 million outstanding on its unsecured credit facilities. The number of unencumbered hotels in the Company’s portfolio as of June 30, 2021, was 204. The Company’s total debt to total capitalization, net of cash and cash equivalents at June 30, 2021, was approximately 29%. As of June 30, 2021, the Company’s weighted-average debt maturities are 4 years, with no scheduled maturities for the remainder of 2021.

Unsecured Credit Facilities Amendments

As a result of COVID-19 and the associated disruption to the Company’s operating results, as previously disclosed, the Company entered into amendments to each of its unsecured credit facilities in June 2020 and then again in March 2021 to temporarily waive the financial covenant testing under each of its unsecured credit facilities. The March 2021 amendments suspended the testing for all but two of the Company’s existing financial maintenance covenants under the unsecured credit facilities until the date the compliance certificate would be required to be delivered for the fiscal quarter ending June 30, 2022 (unless the Company elects an earlier date) (the “Extended Covenant Waiver Period”). The testing for the Minimum Fixed Charge Coverage Ratio and the Minimum Unsecured Interest Coverage Ratio was suspended until the compliance certificate would be required to be delivered for the fiscal quarter ending March 31, 2022. The March 2021 amendments also included, among other restrictions, the following during the Extended Covenant Waiver Period: certain restrictions on share repurchases; an allowance for cash distributions of $0.01 per common share per quarter or to the extent required to maintain REIT status; up to $50 million for discretionary capital expenditures; additional flexibility regarding certain of the conditions relative to restrictions on acquisitions, including an increased allowance for acquiring unencumbered assets using up to $300 million in proceeds from asset sales and up to $300 million in equity issuances; less restrictive thresholds for certain financial covenant ratios for a transitional period once covenant testing recommences at the end of the Extended Covenant Waiver Period or if the Company opts out of the Extended Covenant Waiver Period early; and an increase in the interest rate under each of the unsecured credit facilities of 15 basis points during the Extended Covenant Waiver Period.

In July 2021, the Company notified its lenders under its unsecured credit facilities that it had elected to exit the Extended Covenant Waiver Period, effective July 29, 2021, pursuant to the terms of each of its unsecured credit facilities, as amended. Upon exiting the Extended Covenant Waiver Period, the Company is no longer subject to the restrictions and limitations regarding its investing and financing activities that were applicable during the Extended Covenant Waiver Period related to, but not limited to, the acquisition of property, capital expenditures, payment of distributions to shareholders, and use of proceeds from the sale of property or common shares of the Company. Those restrictions, including the restriction on payment of distributions to shareholders, were still in place throughout the second quarter of 2021. In addition, interest rates are expected to decrease on the Company’s unsecured credit facilities for the remainder of the year as a result of exiting the Extended Covenant Waiver Period. As of June 30, 2021, the Company met the financial maintenance covenants based on the annualized results of the three months ended June 30, 2021, at the levels required for the first quarter tested upon exiting the Extended Covenant Waiver Period.

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Capital Markets

The Company terminated its written trading plan under its Share Repurchase Program in March 2020 and has not repurchased any shares under the Share Repurchase Program since that time. As of June 30, 2021, the Company had approximately $345 million remaining under its Share Repurchase Program. The Share Repurchase Program may be suspended or terminated at any time by the Company and will end in July 2022 unless extended. The timing of share repurchases and the number of common shares to be repurchased under the Share Repurchase Program will depend upon the prevailing market conditions, regulatory requirements and other factors.

In August 2020, the Company entered into an equity distribution agreement pursuant to which the Company may sell, from time to time, up to an aggregate of $300 million of its common shares under an at-the-market offering program (the “ATM Program”). During the second quarter of 2021, the Company sold approximately 4.7 million common shares under its ATM Program at a weighted-average market sales price of approximately $16.26 per common share and received aggregate gross proceeds of approximately $76.0 million and proceeds net of offering costs of approximately $75.1 million. The Company used the net proceeds from the sale of these shares to pay down borrowings on its revolving credit facility, providing additional capacity for strategic growth while maintaining the Company’s strong balance sheet. As of June 30, 2021, approximately $224 million remained available for issuance under the ATM program.

Shareholder Distributions

On July 15, 2021, the Company paid a quarterly distribution of $0.01 per common share for the second quarter of 2021. The Company was restricted in its ability to make distributions during the Extended Covenant Waiver Period, except for the payment of cash distributions of $0.01 per common share per quarter or to the extent required to maintain REIT status. The Company’s Board of Directors, in consultation with management, will continue to regularly monitor the Company’s distribution rate relative to the performance of its hotels, capital improvement needs, varying economic cycles, acquisitions and dispositions. At its discretion, the Company’s Board of Directors may make adjustments as determined to be prudent in relation to other cash requirements of the Company or in order to maintain its REIT status for federal income tax purposes.

2021 Outlook

In light of uncertainties related to the ongoing COVID-19 pandemic, the Company does not expect to issue 2021 operational guidance until it has greater visibility into more predictable operating fundamentals and trends. The Company is providing the following full year 2021 outlook regarding certain corporate expenses, which is based on management’s current view and does not take into account any unanticipated developments in its business or changes in its operating environment:

•	General and administrative expenses are projected to be approximately $28 million to $32 million.
•	Interest expense is projected to be approximately $67 million to $72 million.
•	Capital expenditures are projected to be approximately $25 million to $30 million.

The anticipated interest expense range for 2021 reflects a reduction following the Company's exit of the Extended Covenant Waiver Period. The Company does not intend to provide additional outlook updates unless deemed appropriate.

Second Quarter 2021 Earnings Conference Call

The Company will host a quarterly conference call for investors and interested parties at 10 a.m. Eastern Time on Friday, August 6, 2021. The conference call will be accessible by telephone and the internet. To access the call, participants from within the U.S. should dial 877-407-9039, and participants from outside the U.S. should dial 201-689-8470. Participants may also access the call via live webcast by visiting the Investor Information section of the Company's website at

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ir.applehospitalityreit.com. A replay of the call will be available from approximately 1:00 p.m. Eastern Time on August 6, 2021, through 11:59 p.m. Eastern Time on August 27, 2021. To access the replay, the domestic dial-in number is 844-512-2921, the international dial-in number is 412-317-6671, and the passcode is 13720361. The archive of the webcast will be available on the Company's website for a limited time.

About Apple Hospitality REIT, Inc.

Apple Hospitality REIT, Inc. (NYSE: APLE) is a publicly traded real estate investment trust (“REIT”) that owns one of the largest and most diverse portfolios of upscale, rooms-focused hotels in the United States. Apple Hospitality’s portfolio consists of 212 hotels with more than 27,600 guest rooms located in 84 markets throughout 35 states. Concentrated with industry-leading brands, the Company’s portfolio consists of 92 Marriott-branded hotels, 115 Hilton-branded hotels, three Hyatt-branded hotels and two independent hotels. For more information, please visit www.applehospitalityreit.com.

Apple Hospitality REIT Non-GAAP Financial Measures

The Company considers the following non-GAAP financial measures useful to investors as key supplemental measures of its operating performance:  Funds from Operations (“FFO”); Modified FFO (“MFFO”); Earnings Before Interest, Income Taxes, Depreciation and Amortization (“EBITDA”); Earnings Before Interest, Income Taxes, Depreciation and Amortization for Real Estate (“EBITDAre”); Adjusted EBITDAre; and Adjusted Hotel EBITDA. These non-GAAP financial measures should be considered along with, but not as alternatives to, net income (loss), cash flow from operations or any other operating GAAP measure. FFO, MFFO, EBITDA, EBITDAre, Adjusted EBITDAre and Adjusted Hotel EBITDA are not necessarily indicative of funds available to fund the Company’s cash needs, including its ability to make cash distributions. Although FFO, MFFO, EBITDA, EBITDAre, Adjusted EBITDAre and Adjusted Hotel EBITDA, as calculated by the Company, may not be comparable to FFO, MFFO, EBITDA, EBITDAre, Adjusted EBITDAre and Adjusted Hotel EBITDA, as reported by other companies that do not define such terms exactly as the Company defines such terms, the Company believes these supplemental measures are useful to investors when comparing the Company’s results between periods and with other REITs. Reconciliations of these non-GAAP financial measures to net income (loss) are provided in the following pages.

Forward-Looking Statements Disclaimer

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are typically identified by use of statements that include phrases such as “may,” “believe,” “expect,” “anticipate,” “intend,” “estimate,” “project,” “target,” “goal,” “plan,” “should,” “will,” “predict,” “potential,” “outlook,” “strategy,” and similar expressions that convey the uncertainty of future events or outcomes. Such statements involve known and unknown risks, uncertainties, and other factors which may cause the actual results, performance, or achievements of the Company to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements.

Currently, one of the most significant factors that could cause actual outcomes to differ materially from the Company’s forward-looking statements continues to be the adverse effect of COVID-19, including resurgences and variants, on the Company’s business, financial performance and condition, operating results and cash flows, the real estate market and the hospitality industry specifically, and the global economy and financial markets generally. The significance, extent and duration of the continued impacts caused by the COVID-19 outbreak on the Company will depend on future developments, which are highly uncertain and cannot be predicted with confidence at this time, including the scope, severity and duration of the pandemic, the extent and effectiveness of the actions taken to contain the pandemic or

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mitigate its impact, the speed of the vaccine distribution, the efficacy, acceptance and availability of vaccines, the duration of associated immunity and efficacy of the vaccines against variants of COVID-19, the potential for additional hotel closures/consolidations that may be mandated or advisable, whether based on increased COVID-19 cases, new variants or other factors, the slowing or rollback of “reopenings” in certain states, and the direct and indirect economic effects of the pandemic and containment measures, among others. Moreover, investors are cautioned to interpret many of the risks identified under the section titled “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020 as being heightened as a result of the ongoing and numerous adverse impacts of COVID-19. Such additional factors include, but are not limited to, the ability of the Company to effectively acquire and dispose of properties and redeploy proceeds; ability of the Company to fund capital obligations; the ability of the Company to successfully integrate pending transactions and implement its operating strategy; changes in general political, economic and competitive conditions and specific market conditions; reduced business and leisure travel due to travel-related health concerns, including the widespread outbreak of COVID-19 or an increase in COVID-19 cases or any other infectious or contagious diseases in the U.S. or abroad; adverse changes in the real estate and real estate capital markets; financing risks; changes in interest rates; litigation risks; regulatory proceedings or inquiries; and changes in laws or regulations or interpretations of current laws and regulations that impact the Company’s business, assets or classification as a REIT. Although the Company believes that the assumptions underlying the forward-looking statements contained herein are reasonable, any of the assumptions could be inaccurate, and therefore there can be no assurance that such statements included in this press release will prove to be accurate. In light of the significant uncertainties inherent in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation by the Company or any other person that the results or conditions described in such statements or the objectives and plans of the Company will be achieved. In addition, the Company’s qualification as a REIT involves the application of highly technical and complex provisions of the Internal Revenue Code of 1986, as amended. Readers should carefully review the risk factors described in the Company’s filings with the Securities and Exchange Commission, including but not limited to those discussed in the section titled “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020. Any forward-looking statement that the Company makes speaks only as of the date of this press release. The Company undertakes no obligation to publicly update or revise any forward-looking statements or cautionary factors, as a result of new information, future events, or otherwise, except as required by law.

Contact:

Apple Hospitality REIT, Inc.

Kelly Clarke, Vice President, Investor Relations

804-727-6321

kclarke@applereit.com

For additional information or to receive press releases by email, visit www.applehospitalityreit.com.

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Apple Hospitality REIT, Inc.

Consolidated Balance Sheets

(in thousands, except share data)

	June 30,	December 31,
	2021	2020
	(unaudited)
Assets
Investment in real estate, net of accumulated depreciation and amortization of $1,228,937 and $1,235,698, respectively	$4,459,866	$4,732,896
Assets held for sale	208,026	5,316
Cash and cash equivalents	2,899	5,556
Restricted cash-furniture, fixtures and other escrows	31,215	28,812
Due from third party managers, net	54,296	22,137
Other assets, net	36,084	35,042
Total Assets	$4,792,386	$4,829,759

Liabilities
Debt, net	$1,396,408	$1,482,571
Finance lease liabilities	222,081	219,981
Accounts payable and other liabilities	79,574	97,860
Total Liabilities	1,698,063	1,800,412

Shareholders' Equity
Preferred stock, authorized 30,000,000 shares; none issued and outstanding	-	-
Common stock, no par value, authorized 800,000,000 shares; issued and outstanding 228,340,959 and 223,212,346 shares, respectively	4,569,332	4,488,419
Accumulated other comprehensive loss	(28,076)	(42,802)
Distributions greater than net income	(1,446,933)	(1,416,270)
Total Shareholders' Equity	3,094,323	3,029,347

Total Liabilities and Shareholders' Equity	$4,792,386	$4,829,759

Note:  The Consolidated Balance Sheets and corresponding footnotes can be found in the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2021.

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Apple Hospitality REIT, Inc.

Consolidated Statements of Operations and Comprehensive Income (Loss)

(Unaudited)

(in thousands, except per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2021	2020	2021	2020
Revenues:
Room	$231,166	$76,828	$379,647	$294,807
Food and beverage	5,088	839	7,871	12,151
Other	11,150	3,411	18,599	12,130
Total revenue	247,404	81,078	406,117	319,088

Expenses:
Hotel operating expense:
Operating	53,186	19,707	91,336	87,736
Hotel administrative	21,538	13,811	39,282	37,454
Sales and marketing	20,380	9,430	35,268	33,789
Utilities	9,352	6,308	19,912	15,498
Repair and maintenance	11,886	6,348	22,111	18,141
Franchise fees	10,865	3,656	17,784	13,913
Management fees	8,203	2,557	13,457	10,552
Total hotel operating expense	135,410	61,817	239,150	217,083
Property taxes, insurance and other	17,321	18,702	37,009	38,297
General and administrative	8,435	6,025	16,554	15,548
Loss on impairment of depreciable real estate assets	-	4,382	10,754	4,382
Depreciation and amortization	46,386	49,897	95,096	99,419
Total expense	207,552	140,823	398,563	374,729

Gain (loss) on sale of real estate	(864)	(54)	3,620	8,785

Operating income (loss)	38,988	(59,799)	11,174	(46,856)

Interest and other expense, net	(18,618)	(18,386)	(37,131)	(33,952)

Income (loss) before income taxes	20,370	(78,185)	(25,957)	(80,808)

Income tax expense	(87)	(58)	(195)	(204)

Net income (loss)	$20,283	$(78,243)	$(26,152)	$(81,012)

Other comprehensive income (loss):
Interest rate derivatives	(1,356)	(4,195)	14,726	(46,361)

Comprehensive income (loss)	$18,927	$(82,438)	$(11,426)	$(127,373)

Basic and diluted net income (loss) per common share	$0.09	$(0.35)	$(0.12)	$(0.36)

Weighted average common shares outstanding - basic and diluted	224,772	223,278	224,255	223,786

Note: The Consolidated Statements of Operations and Comprehensive Income (Loss) and corresponding footnotes can be found in the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2021.

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Apple Hospitality REIT, Inc.

Comparable Hotels Operating Metrics and Statistical Data

(Unaudited)

(in thousands, except statistical data)

	Three Months Ended			Six Months Ended
	June 30,			June 30,
	2021	2020	% Change	2021	2020	% Change
Total revenue	$232,294	$74,657	211.1%	$379,607	$294,378	29.0%

Total operating expenses	142,619	73,752	93.4%	256,801	235,083	9.2%

Adjusted Hotel EBITDA	$89,675	$905	n/m	$122,806	$59,295	107.1%
Adjusted Hotel EBITDA Margin %	38.6%	1.2%	3,740 bps	32.4%	20.1%	1,230 bps

ADR (Comparable Hotels)	$121.80	$101.51	20.0%	$112.20	$123.89	(9.4%)
Occupancy (Comparable Hotels)	70.8%	28.2%	151.1%	63.3%	44.5%	42.2%
RevPAR (Comparable Hotels)	$86.22	$28.61	201.4%	$70.97	$55.14	28.7%

ADR (Actual)	$120.56	$100.76	19.7%	$111.19	$122.48	(9.2%)
Occupancy (Actual)	70.7%	28.2%	150.7%	63.2%	44.5%	42.0%
RevPAR (Actual)	$85.28	$28.44	199.9%	$70.23	$54.55	28.7%

Reconciliation to Actual Results

Total Revenue (Actual)	$247,404	$81,078		$406,117	$319,088
Revenue from acquisitions prior to ownership	-	-		-	-
Revenue from dispositions/assets held for sale	(15,110)	(6,421)		(26,510)	(24,710)
Comparable Hotels Total Revenue	$232,294	$74,657		$379,607	$294,378

Adjusted Hotel EBITDA (AHEBITDA) (Actual)	$94,814	$704		$130,241	$64,001
AHEBITDA from acquisitions prior to ownership	-	-		-	-
AHEBITDA from dispositions/assets held for sale	(5,139)	201		(7,435)	(4,706)
Comparable Hotels AHEBITDA	$89,675	$905		$122,806	$59,295

Note: n/m = not meaningful.

Comparable Hotels is defined as the 212 hotels owned and held for use by the Company as of June 30, 2021, and excludes the 20 hotels held for sale as of June 30, 2021. For hotels acquired during the periods noted, the Company has included, as applicable, results of those hotels for periods prior to the Company's ownership, and for dispositions, results have been excluded for the Company's period of ownership. Results for periods prior to the Company's ownership have not been included in the Company's actual Consolidated Financial Statements and are included only for comparison purposes. Results included for periods prior to the Company's ownership are based on information from the prior owner of each hotel and have not been audited or adjusted.

Reconciliation of net income (loss) to non-GAAP financial measures is included in the following pages.

Page | 11

Apple Hospitality REIT, Inc.

Comparable Hotels Quarterly Operating Metrics and Statistical Data

(Unaudited)

(in thousands, except statistical data)

	Three Months Ended
	6/30/2019	9/30/2019	12/31/2019	3/31/2020	6/30/2020	9/30/2020	12/31/2020	3/31/2021	6/30/2021
Total revenue	$313,708	$305,326	$265,096	$219,721	$74,657	$137,499	$122,593	$147,313	$232,294

Total operating expenses	188,882	189,766	176,140	161,331	73,752	105,287	101,951	114,182	142,619

Adjusted Hotel EBITDA	$124,826	$115,560	$88,956	$58,390	$905	$32,212	$20,642	$33,131	$89,675
Adjusted Hotel EBITDA Margin %	39.8%	37.8%	33.6%	26.6%	1.2%	23.4%	16.8%	22.5%	38.6%

ADR (Comparable Hotels)	$144.25	$142.07	$133.40	$134.29	$101.51	$105.77	$98.35	$99.79	$121.80
Occupancy (Comparable Hotels)	81.7%	80.0%	73.0%	60.9%	28.2%	48.6%	46.1%	55.6%	70.8%
RevPAR (Comparable Hotels)	$117.86	$113.72	$97.44	$81.81	$28.61	$51.40	$45.39	$55.50	$86.22

ADR (Actual)	$141.60	$139.21	$131.41	$132.55	$100.76	$104.78	$97.87	$99.19	$120.56
Occupancy (Actual)	81.4%	79.9%	72.9%	60.9%	28.2%	48.6%	46.5%	55.5%	70.7%
RevPAR (Actual)	$115.30	$111.17	$95.85	$80.66	$28.44	$50.94	$45.46	$55.09	$85.28

Reconciliation to Actual Results

Total Revenue (Actual)	$341,117	$331,722	$289,971	$238,010	$81,078	$148,826	$133,965	$158,713	$247,404
Revenue from acquisitions prior to ownership	798	675	73	-	-	-	-	-	-
Revenue from dispositions/assets held for sale	(28,207)	(27,071)	(24,948)	(18,289)	(6,421)	(11,327)	(11,372)	(11,400)	(15,110)
Comparable Hotels Total Revenue	$313,708	$305,326	$265,096	$219,721	$74,657	$137,499	$122,593	$147,313	$232,294

Adjusted Hotel EBITDA (AHEBITDA) (Actual)	$134,759	$124,596	$96,836	$63,297	$704	$34,688	$23,296	$35,427	$94,814
AHEBITDA from acquisitions prior to ownership	166	57	(1)	-	-	-	-	-	-
AHEBITDA from dispositions/assets held for sale	(10,099)	(9,093)	(7,879)	(4,907)	201	(2,476)	(2,654)	(2,296)	(5,139)
Comparable Hotels AHEBITDA	$124,826	$115,560	$88,956	$58,390	$905	$32,212	$20,642	$33,131	$89,675

Note:  Comparable Hotels is defined as the 212 hotels owned and held for use by the Company as of June 30, 2021, and excludes the 20 hotels held for sale as of June 30, 2021. For hotels acquired during the periods noted, the Company has included, as applicable, results of those hotels for periods prior to the Company's ownership, and for dispositions, results have been excluded for the Company's period of ownership. Results for periods prior to the Company's ownership have not been included in the Company's actual Consolidated Financial Statements and are included only for comparison purposes. Results included for periods prior to the Company's ownership are based on information from the prior owner of each hotel and have not been audited or adjusted.

Reconciliation of net income (loss) to non-GAAP financial measures is included in the following pages.

Page | 12

Apple Hospitality REIT, Inc.

Same Store Hotels Operating Metrics and Statistical Data

(Unaudited)

(in thousands, except statistical data)

	Three Months Ended			Six Months Ended
	June 30,			June 30,
	2021	2020	% Change	2021	2020	% Change
Total revenue	$228,153	$74,264	207.2%	$373,014	$293,985	26.9%

Total operating expenses	139,459	73,442	89.9%	251,565	234,773	7.2%

Adjusted Hotel EBITDA	$88,694	$822	n/m	$121,449	$59,212	105.1%
Adjusted Hotel EBITDA Margin %	38.9%	1.1%	3,780 bps	32.6%	20.1%	1,250 bps

ADR (Same Store Hotels)	$121.79	$101.44	20.1%	$112.09	$123.90	(9.5%)
Occupancy (Same Store Hotels)	71.3%	28.2%	152.8%	63.7%	44.6%	42.8%
RevPAR (Same Store Hotels)	$86.79	$28.62	203.2%	$71.35	$55.22	29.2%

ADR (Actual)	$120.56	$100.76	19.7%	$111.19	$122.48	(9.2%)
Occupancy (Actual)	70.7%	28.2%	150.7%	63.2%	44.5%	42.0%
RevPAR (Actual)	$85.28	$28.44	199.9%	$70.23	$54.55	28.7%

Reconciliation to Actual Results

Total Revenue (Actual)	$247,404	$81,078		$406,117	$319,088
Revenue from acquisitions	(4,141)	(393)		(6,593)	(393)
Revenue from dispositions/assets held for sale	(15,110)	(6,421)		(26,510)	(24,710)
Same Store Hotels Total Revenue	$228,153	$74,264		$373,014	$293,985

Adjusted Hotel EBITDA (AHEBITDA) (Actual)	$94,814	$704		$130,241	$64,001
AHEBITDA from acquisitions	(981)	(83)		(1,357)	(83)
AHEBITDA from dispositions/assets held for sale	(5,139)	201		(7,435)	(4,706)
Same Store Hotels AHEBITDA	$88,694	$822		$121,449	$59,212

Note: n/m = not meaningful.

Same Store Hotels is defined as the 207 hotels owned by the Company as of January 1, 2020 and during the entirety of the periods being compared. This information has not been audited.

Reconciliation of net income (loss) to non-GAAP financial measures is included in the following pages.

Page | 13

Apple Hospitality REIT, Inc.

Same Store Hotels Quarterly Operating Metrics and Statistical Data

(Unaudited)

(in thousands, except statistical data)

	Three Months Ended
	3/31/2020	6/30/2020	9/30/2020	12/31/2020	3/31/2021	6/30/2021
Total revenue	$219,721	$74,264	$136,347	$120,621	$144,861	$228,153

Total operating expenses	161,331	73,442	104,267	100,298	112,106	139,459

Adjusted Hotel EBITDA	$58,390	$822	$32,080	$20,323	$32,755	$88,694
Adjusted Hotel EBITDA Margin %	26.6%	1.1%	23.5%	16.8%	22.6%	38.9%

ADR (Same Store Hotels)	$134.29	$101.44	$105.71	$98.36	$99.61	$121.79
Occupancy (Same Store Hotels)	60.9%	28.2%	48.9%	46.2%	56.0%	71.3%
RevPAR (Same Store Hotels)	$81.81	$28.62	$51.64	$45.47	$55.74	$86.79

ADR (Actual)	$132.55	$100.76	$104.78	$97.87	$99.19	$120.56
Occupancy (Actual)	60.9%	28.2%	48.6%	46.5%	55.5%	70.7%
RevPAR (Actual)	$80.66	$28.44	$50.94	$45.46	$55.09	$85.28

Reconciliation to Actual Results

Total Revenue (Actual)	$238,010	$81,078	$148,826	$133,965	$158,713	$247,404
Revenue from acquisitions	-	(393)	(1,152)	(1,972)	(2,452)	(4,141)
Revenue from dispositions/assets held for sale	(18,289)	(6,421)	(11,327)	(11,372)	(11,400)	(15,110)
Same Store Hotels Total Revenue	$219,721	$74,264	$136,347	$120,621	$144,861	$228,153

Adjusted Hotel EBITDA (AHEBITDA) (Actual)	$63,297	$704	$34,688	$23,296	$35,427	$94,814
AHEBITDA from acquisitions	-	(83)	(132)	(319)	(376)	(981)
AHEBITDA from dispositions/assets held for sale	(4,907)	201	(2,476)	(2,654)	(2,296)	(5,139)
Same Store Hotels AHEBITDA	$58,390	$822	$32,080	$20,323	$32,755	$88,694

Note: Same Store Hotels is defined as the 207 hotels owned by the Company as of January 1, 2020 and during the entirety of the periods being compared. This information has not been audited.

Reconciliation of net income (loss) to non-GAAP financial measures is included in the following pages.

Page | 14

Apple Hospitality REIT, Inc.

Reconciliation of Net Income (Loss) to EBITDA, EBITDAre, Adjusted EBITDAre and Adjusted Hotel EBITDA

(Unaudited)

(in thousands)

EBITDA is a commonly used measure of performance in many industries and is defined as net income (loss) excluding interest, income taxes, depreciation and amortization. The Company believes EBITDA is useful to investors because it helps the Company and its investors evaluate the ongoing operating performance of the Company by removing the impact of its capital structure (primarily interest expense) and its asset base (primarily depreciation and amortization).  In addition, certain covenants included in the agreements governing the Company’s indebtedness use EBITDA, as defined in the specific credit agreement, as a measure of financial compliance.

In addition to EBITDA, the Company also calculates and presents EBITDAre in accordance with standards established by the National Association of Real Estate Investment Trusts (“Nareit”), which defines EBITDAre as EBITDA, excluding gains and losses from the sale of certain real estate assets (including gains and losses from change in control), plus real estate related impairments, and adjustments to reflect the entity’s share of EBITDAre of unconsolidated affiliates. The Company presents EBITDAre because it believes that it provides further useful information to investors in comparing its operating performance between periods and between REITs that report EBITDAre using the Nareit definition.

The Company also considers the exclusion of non-cash straight-line operating ground lease expense from EBITDAre useful, as this expense does not reflect the underlying performance of the related hotels (Adjusted EBITDAre).

The Company further excludes actual corporate-level general and administrative expense for the Company from Adjusted EBITDAre (Adjusted Hotel EBITDA) to isolate property-level operational performance over which the Company’s hotel operators have direct control. The Company believes Adjusted Hotel EBITDA provides useful supplemental information to investors regarding operating performance and is used by management to measure the performance of the Company’s hotels and effectiveness of the operators of the hotels.

The following table reconciles the Company’s GAAP net income (loss) to EBITDA, EBITDAre, Adjusted EBITDAre and Adjusted Hotel EBITDA on a quarterly basis from March 31, 2019 through June 30, 2021:

	Three Months Ended
	3/31/2019	6/30/2019	9/30/2019	12/31/2019	3/31/2020	6/30/2020	9/30/2020	12/31/2020	3/31/2021	6/30/2021
Net income (loss)	$38,151	$62,090	$46,223	$25,453	$(2,769)	$(78,243)	$(40,948)	$(51,247)	$(46,435)	$20,283
Depreciation and amortization	47,950	48,109	47,887	49,294	49,522	49,897	50,171	50,196	48,710	46,386
Amortization of favorable and unfavorable operating leases, net	31	31	31	31	101	101	103	137	98	98
Interest and other expense, net	15,494	15,857	14,759	15,081	15,566	18,386	18,531	18,352	18,513	18,618
Income tax expense	206	156	143	174	146	58	61	67	108	87
EBITDA	101,832	126,243	109,043	90,033	62,566	(9,801)	27,918	17,505	20,994	85,472
(Gain) loss on sale of real estate	(1,213)	161	-	(3,969)	(8,839)	54	-	(2,069)	(4,484)	864
Loss on impairment of depreciable real estate assets	-	-	6,467	-	-	4,382	-	715	10,754	-
EBITDAre	100,619	126,404	115,510	86,064	53,727	(5,365)	27,918	16,151	27,264	86,336
Non-cash straight-line operating ground lease expense	48	47	47	46	47	44	44	45	44	43
Adjusted EBITDAre	$100,667	$126,451	$115,557	$86,110	$53,774	$(5,321)	$27,962	$16,196	$27,308	$86,379
General and administrative expense	8,137	8,308	9,039	10,726	9,523	6,025	6,726	7,100	8,119	8,435
Adjusted Hotel EBITDA	$108,804	$134,759	$124,596	$96,836	$63,297	$704	$34,688	$23,296	$35,427	$94,814

Page | 15

Apple Hospitality REIT, Inc.

Reconciliation of Net Income (Loss) to FFO and MFFO

(Unaudited)

(in thousands)

The Company calculates and presents FFO in accordance with standards established by Nareit, which defines FFO as net income (loss) (computed in accordance with GAAP), excluding gains and losses from the sale of certain real estate assets (including gains and losses from change in control), extraordinary items as defined by GAAP, and the cumulative effect of changes in accounting principles, plus real estate related depreciation, amortization and impairments, and adjustments for unconsolidated affiliates. Historical cost accounting for real estate assets implicitly assumes that the value of real estate assets diminishes predictably over time. Since real estate values instead have historically risen or fallen with market conditions, most real estate industry investors consider FFO to be helpful in evaluating a real estate company’s operations. The Company further believes that by excluding the effects of these items, FFO is useful to investors in comparing its operating performance between periods and between REITs that report FFO using the Nareit definition. FFO as presented by the Company is applicable only to its common shareholders, but does not represent an amount that accrues directly to common shareholders.

The Company calculates MFFO by further adjusting FFO for the exclusion of amortization of finance ground lease assets, amortization of favorable and unfavorable operating leases, net and non-cash straight-line operating ground lease expense, as these expenses do not reflect the underlying performance of the related hotels. The Company presents MFFO when evaluating its performance because it believes that it provides further useful supplemental information to investors regarding its ongoing operating performance.

The following table reconciles the Company’s GAAP net income (loss) to FFO and MFFO for the three and six months ended June 30, 2021 and 2020:

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Net income (loss)	$20,283	$(78,243)	$(26,152)	$(81,012)
Depreciation of real estate owned	44,764	48,044	91,852	95,712
(Gain) loss on sale of real estate	864	54	(3,620)	(8,785)
Loss on impairment of depreciable real estate assets	-	4,382	10,754	4,382
Funds from operations	65,911	(25,763)	72,834	10,297
Amortization of finance ground lease assets	1,618	1,602	3,235	3,204
Amortization of favorable and unfavorable operating leases, net	98	101	196	202
Non-cash straight-line operating ground lease expense	43	44	87	91
Modified funds from operations	$67,670	$(24,016)	$76,352	$13,794

Page | 16

Apple Hospitality REIT, Inc.

Debt Summary

(Unaudited)

($ in thousands)

June 30, 2021

	July 1 - December 31, 2021	2022	2023	2024	2025	Thereafter	Total	Fair Market Value
Total debt:
Maturities	$8,674	$191,831	$296,213	$338,597	$245,140	$322,265	$1,402,720	$1,402,628
Average interest rates (1)	4.0%	4.0%	4.1%	4.3%	4.4%	4.4%

Variable rate debt:
Maturities	$-	$82,000	$250,000	$310,000	$175,000	$85,000	$902,000	$894,967
Average interest rates (1)	3.8%	3.9%	4.1%	4.5%	5.0%	5.6%

Fixed rate debt:
Maturities	$8,674	$109,831	$46,213	$28,597	$70,140	$237,265	$500,720	$507,661
Average interest rates	4.2%	4.1%	4.0%	4.0%	4.0%	3.9%

(1)	The average interest rate gives effect to interest rate swaps, as applicable.

Note: See further information on the Company’s indebtedness in the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2021.

Page | 17

Apple Hospitality REIT, Inc.

Comparable Hotels Operating Metrics Top 20 Markets

Three Months Ended June 30

(Unaudited)

Top 20 Markets		Occupancy			ADR			RevPAR			% of Adjusted Hotel EBITDA
	# of Hotels	Q2 2021	Q2 2020	% Change	Q2 2021	Q2 2020	% Change	Q2 2021	Q2 2020	% Change	Q2 2021
Top 20 Markets
Los Angeles, CA	8	86.7%	34.5%	151.3%	$138.02	$114.99	20.0%	$119.61	$39.62	201.9%	6.2%
San Diego, CA	7	69.6%	22.6%	208.0%	$134.84	$114.82	17.4%	$93.80	$26.00	260.8%	5.1%
Omaha, NE	4	60.7%	16.7%	263.5%	$165.47	$91.61	80.6%	$100.36	$15.31	555.5%	3.7%
Orange County, CA	6	75.1%	22.5%	233.8%	$122.64	$106.02	15.7%	$92.11	$23.83	286.5%	3.6%
North Carolina East	4	82.2%	51.6%	59.3%	$157.51	$129.43	21.7%	$129.50	$66.82	93.8%	3.6%
Norfolk/Virginia Beach, VA	4	83.8%	42.8%	95.8%	$158.32	$130.89	21.0%	$132.69	$55.97	137.1%	3.3%
Florida Panhandle	5	77.7%	42.8%	81.5%	$154.45	$129.31	19.4%	$120.05	$55.32	117.0%	3.2%
Alaska	2	93.9%	62.3%	50.7%	$194.04	$127.78	51.9%	$182.28	$79.65	128.9%	3.0%
Phoenix, AZ	10	65.5%	22.2%	195.0%	$102.22	$83.96	21.7%	$66.95	$18.64	259.2%	2.9%
Nashville, TN	5	71.9%	23.4%	207.3%	$127.12	$101.09	25.7%	$91.41	$23.70	285.7%	2.8%
Melbourne, FL	3	79.8%	39.8%	100.5%	$142.28	$130.61	8.9%	$113.48	$52.04	118.1%	2.3%
Seattle, WA	3	68.0%	35.9%	89.4%	$144.26	$133.15	8.3%	$98.09	$47.86	105.0%	2.3%
Austin, TX	7	75.4%	17.9%	321.2%	$98.07	$81.89	19.8%	$73.96	$14.65	404.8%	2.2%
Oklahoma City, OK	4	67.7%	26.7%	153.6%	$128.62	$107.46	19.7%	$87.03	$28.71	203.1%	2.1%
Miami, FL	3	88.4%	42.6%	107.5%	$131.96	$67.98	94.1%	$116.65	$28.99	302.4%	2.0%
Chicago, IL	7	54.0%	20.0%	170.0%	$98.75	$84.26	17.2%	$53.32	$16.88	215.9%	1.9%
Alabama North	4	78.9%	23.8%	231.5%	$116.64	$102.24	14.1%	$92.09	$24.31	278.8%	1.8%
Richmond/Petersburg, VA	4	53.2%	11.6%	358.6%	$142.70	$111.03	28.5%	$75.95	$12.87	490.1%	1.7%
Fort Worth/Arlington, TX	4	71.1%	31.2%	127.9%	$123.91	$90.60	36.8%	$88.08	$28.29	211.3%	1.6%
Birmingham, AL	4	75.3%	28.8%	161.5%	$121.32	$96.00	26.4%	$91.33	$27.61	230.8%	1.6%
Top 20 Markets	98	71.7%	27.9%	157.0%	$130.61	$107.85	21.1%	$93.59	$30.04	211.6%	56.9%

All Other Markets	114	70.0%	28.5%	145.6%	$113.29	$95.74	18.3%	$79.25	$27.28	190.5%	43.1%

Total Portfolio	212	70.8%	28.2%	151.1%	$121.80	$101.51	20.0%	$86.22	$28.61	201.4%	100.0%

Note: Market categorization based on STR designation. Top 20 markets based on Comparable Hotels Adjusted Hotel EBITDA contribution.

Page | 18

Apple Hospitality REIT, Inc.

Comparable Hotels Operating Metrics Top 20 Markets

Six Months Ended June 30

(Unaudited)

Top 20 Markets		Occupancy			ADR			RevPAR			% of Adjusted Hotel EBITDA
	# of Hotels	YTD 2021	YTD 2020	% Change	YTD 2021	YTD 2020	% Change	YTD 2021	YTD 2020	% Change	YTD 2021
Top 20 Markets
Los Angeles, CA	8	84.8%	54.2%	56.5%	$125.42	$150.88	(16.9%)	$106.39	$81.75	30.1%	7.3%
San Diego, CA	7	58.3%	43.6%	33.7%	$125.12	$139.70	(10.4%)	$72.96	$60.97	19.7%	4.8%
Phoenix, AZ	10	63.1%	45.7%	38.1%	$104.38	$144.37	(27.7%)	$65.90	$65.95	(0.1%)	4.5%
Orange County, CA	6	67.9%	44.2%	53.6%	$112.74	$135.46	(16.8%)	$76.56	$59.92	27.8%	3.9%
North Carolina East	4	73.9%	57.6%	28.3%	$135.37	$115.53	17.2%	$100.06	$66.57	50.3%	3.6%
Florida Panhandle	5	72.1%	54.7%	31.8%	$134.76	$131.64	2.4%	$97.23	$71.95	35.1%	3.5%
Omaha, NE	4	49.4%	36.2%	36.5%	$137.66	$110.31	24.8%	$67.98	$39.90	70.4%	2.9%
Norfolk/Virginia Beach, VA	4	74.3%	47.5%	56.4%	$131.95	$114.88	14.9%	$98.04	$54.52	79.8%	2.9%
Alaska	2	82.3%	65.1%	26.4%	$165.27	$133.58	23.7%	$135.93	$86.93	56.4%	2.8%
Seattle, WA	3	62.6%	51.9%	20.6%	$133.63	$152.95	(12.6%)	$83.60	$79.40	5.3%	2.5%
Oklahoma City, OK	4	66.0%	42.5%	55.3%	$115.41	$118.03	(2.2%)	$76.14	$50.16	51.8%	2.5%
Nashville, TN	5	61.2%	43.0%	42.3%	$114.33	$137.81	(17.0%)	$69.99	$59.31	18.0%	2.4%
Melbourne, FL	3	64.5%	56.7%	13.8%	$137.52	$151.09	(9.0%)	$88.73	$85.65	3.6%	2.4%
Alabama North	4	74.0%	46.1%	60.5%	$114.04	$111.03	2.7%	$84.42	$51.22	64.8%	2.3%
Miami, FL	3	80.4%	59.4%	35.4%	$119.51	$131.97	(9.4%)	$96.12	$78.42	22.6%	2.2%
Austin, TX	7	63.5%	35.9%	76.9%	$92.99	$107.21	(13.3%)	$59.03	$38.46	53.5%	2.0%
Fort Worth/Arlington, TX	4	70.7%	45.7%	54.7%	$111.98	$125.13	(10.5%)	$79.20	$57.18	38.5%	1.9%
Richmond/Petersburg, VA	4	49.1%	31.1%	57.9%	$130.58	$150.44	(13.2%)	$64.12	$46.84	36.9%	1.8%
Fort Lauderdale, FL	2	83.2%	49.4%	68.4%	$111.53	$154.81	(28.0%)	$92.76	$76.42	21.4%	1.8%
Alabama South	4	64.9%	46.9%	38.4%	$105.49	$107.75	(2.1%)	$68.44	$50.56	35.4%	1.7%
Top 20 Markets	93	66.9%	46.3%	44.5%	$120.64	$133.17	(9.4%)	$80.67	$61.68	30.8%	59.7%

All Other Markets	119	60.3%	43.1%	39.9%	$104.48	$115.85	(9.8%)	$62.97	$49.88	26.2%	40.3%

Total Portfolio	212	63.3%	44.5%	42.2%	$112.20	$123.89	(9.4%)	$70.97	$55.14	28.7%	100.0%

Note: Market categorization based on STR designation. Top 20 markets based on Comparable Hotels Adjusted Hotel EBITDA contribution.

Page | 19

Apple Hospitality REIT, Inc.

Comparable Hotels Operating Metrics by Region

Three Months Ended June 30

(Unaudited)

Region		Occupancy			ADR			RevPAR			% of Adjusted Hotel EBITDA
	# of Hotels	Q2 2021	Q2 2020	% Change	Q2 2021	Q2 2020	% Change	Q2 2021	Q2 2020	% Change	Q2 2021
STR Region
East North Central	15	55.7%	21.2%	162.7%	$103.74	$87.76	18.2%	$57.77	$18.61	210.4%	3.9%
East South Central	25	74.4%	28.5%	161.1%	$120.70	$99.41	21.4%	$89.76	$28.32	216.9%	10.9%
Middle Atlantic	12	64.0%	25.5%	151.0%	$120.46	$95.44	26.2%	$77.06	$24.32	216.9%	3.4%
Mountain	21	70.1%	27.0%	159.6%	$105.69	$87.95	20.2%	$74.12	$23.71	212.6%	8.0%
New England	4	67.8%	21.0%	222.9%	$135.43	$116.89	15.9%	$91.84	$24.53	274.4%	2.1%
Pacific	31	78.1%	31.5%	147.9%	$138.98	$117.60	18.2%	$108.56	$37.10	192.6%	22.9%
South Atlantic	53	73.6%	32.0%	130.0%	$129.03	$105.94	21.8%	$94.94	$33.87	180.3%	29.4%
West North Central	17	64.2%	20.9%	207.2%	$124.59	$95.40	30.6%	$80.03	$19.92	301.8%	7.6%
West South Central	34	71.3%	28.4%	151.1%	$106.96	$92.27	15.9%	$76.25	$26.21	190.9%	11.8%

Total Portfolio	212	70.8%	28.2%	151.1%	$121.80	$101.51	20.0%	$86.22	$28.61	201.4%	100.0%

Note:  Region categorization based on STR designation.

Apple Hospitality REIT, Inc.

Comparable Hotels Operating Metrics by Region

Six Months Ended June 30

(Unaudited)

Region		Occupancy			ADR			RevPAR			% of Adjusted Hotel EBITDA
	# of Hotels	YTD 2021	YTD 2020	% Change	YTD 2021	YTD 2020	% Change	YTD 2021	YTD 2020	% Change	YTD 2021
STR Region
East North Central	15	46.0%	35.9%	28.1%	$95.65	$105.80	(9.6%)	$44.04	$38.01	15.9%	2.0%
East South Central	25	65.0%	45.7%	42.2%	$113.14	$117.76	(3.9%)	$73.55	$53.79	36.7%	11.3%
Middle Atlantic	12	56.0%	37.2%	50.5%	$111.34	$119.03	(6.5%)	$62.36	$44.34	40.6%	1.8%
Mountain	21	64.0%	46.3%	38.2%	$102.63	$129.24	(20.6%)	$65.73	$59.85	9.8%	9.5%
New England	4	56.8%	37.3%	52.3%	$121.39	$123.42	(1.6%)	$69.00	$46.06	49.8%	1.7%
Pacific	31	71.4%	50.0%	42.8%	$126.98	$144.15	(11.9%)	$90.68	$72.02	25.9%	24.9%
South Atlantic	53	67.0%	47.7%	40.5%	$116.42	$124.49	(6.5%)	$78.03	$59.44	31.3%	30.6%
West North Central	17	54.1%	37.4%	44.7%	$110.88	$110.16	0.7%	$59.98	$41.21	45.5%	5.9%
West South Central	34	64.3%	43.4%	48.2%	$100.00	$113.69	(12.0%)	$64.34	$49.31	30.5%	12.3%

Total Portfolio	212	63.3%	44.5%	42.2%	$112.20	$123.89	(9.4%)	$70.97	$55.14	28.7%	100.0%

Note:  Region categorization based on STR designation.

Page | 20

Apple Hospitality REIT, Inc.

Comparable Hotels Operating Metrics by Chain Scale

Three Months Ended June 30

(Unaudited)

Chain Scale/Brand		Occupancy			ADR			RevPAR			% of Adjusted Hotel EBITDA
	# of Hotels	Q2 2021	Q2 2020	% Change	Q2 2021	Q2 2020	% Change	Q2 2021	Q2 2020	% Change	Q2 2021
Upscale
Courtyard	33	66.0%	18.9%	249.2%	$128.11	$108.50	18.1%	$84.58	$20.49	312.8%	17.9%
Hilton Garden Inn	38	64.2%	23.7%	170.9%	$117.95	$89.78	31.4%	$75.71	$21.24	256.5%	16.1%
Homewood Suites	29	82.4%	47.4%	73.8%	$120.06	$98.85	21.5%	$98.95	$46.83	111.3%	13.7%
Hyatt House	1	52.2%			$107.62			$56.16			0.1%
Hyatt Place	2	60.8%	36.1%	68.4%	$109.97	$86.64	26.9%	$66.91	$31.29	113.8%	0.4%
Residence Inn	29	79.0%	43.5%	81.6%	$130.50	$115.95	12.5%	$103.14	$50.43	104.5%	17.9%
SpringHill Suites	9	69.2%	17.6%	293.2%	$103.34	$74.07	39.5%	$71.48	$13.06	447.3%	3.2%
Upscale Total	141	71.0%	30.4%	133.6%	$122.36	$102.13	19.8%	$86.87	$31.01	180.1%	69.3%

Upper Midscale
Fairfield Inn / Fairfield Inn & Suites	10	68.1%	15.2%	348.0%	$98.85	$83.31	18.7%	$67.30	$12.64	432.4%	2.8%
Hampton Inn / Hampton Inn & Suites	36	67.8%	18.6%	264.5%	$122.38	$96.24	27.2%	$82.99	$17.89	363.9%	15.8%
Home2 Suites	10	84.4%	44.6%	89.2%	$123.22	$102.27	20.5%	$104.06	$45.56	128.4%	5.9%
TownePlace Suites	9	82.1%	43.0%	90.9%	$108.39	$98.49	10.1%	$89.02	$42.36	110.2%	4.2%
Upper Midscale Total	65	71.9%	24.6%	192.3%	$117.29	$97.01	20.9%	$84.33	$23.84	253.7%	28.7%

Upper Upscale
Embassy Suites	2	89.0%	53.6%	66.0%	$185.37	$131.73	40.7%	$164.93	$70.61	133.6%	2.5%
Marriott	2	43.6%	6.2%	603.2%	$124.79	$93.08	34.1%	$54.41	$5.74	847.9%	0.6%
Upper Upscale Total	4	58.9%	22.2%	165.3%	$155.70	$124.65	24.9%	$91.76	$27.73	230.9%	3.1%

Independents
Independents	2	64.0%	9.1%	603.3%	$122.20	$126.79	(3.6%)	$78.18	$11.51	579.2%	(1.1)%
Independents Total	2	64.0%	9.1%	603.3%	$122.20	$126.79	(3.6%)	$78.18	$11.51	579.2%	(1.1)%

Total Portfolio	212	70.8%	28.2%	151.1%	$121.80	$101.51	20.0%	$86.22	$28.61	201.4%	100.0%

Note:  Chain scale categorization based on STR designation.

Page | 21

Apple Hospitality REIT, Inc.

Comparable Hotels Operating Metrics by Chain Scale

Six Months Ended June 30

(Unaudited)

Chain Scale/Brand		Occupancy			ADR			RevPAR			% of Adjusted Hotel EBITDA
	# of Hotels	YTD 2021	YTD 2020	% Change	YTD 2021	YTD 2020	% Change	YTD 2021	YTD 2020	% Change	YTD 2021
Upscale
Courtyard	33	57.0%	37.9%	50.4%	$114.63	$129.13	(11.2%)	$65.36	$48.94	33.6%	16.1%
Hilton Garden Inn	38	55.5%	41.1%	35.0%	$108.46	$119.87	(9.5%)	$60.15	$49.22	22.2%	13.9%
Homewood Suites	29	76.3%	57.7%	32.2%	$113.04	$122.90	(8.0%)	$86.25	$70.90	21.7%	15.7%
Hyatt House	1	51.3%			$107.01			$54.91			0.1%
Hyatt Place	2	58.1%	55.0%	5.6%	$105.23	$95.80	9.8%	$61.14	$52.67	16.1%	0.5%
Residence Inn	29	72.7%	55.1%	31.9%	$123.05	$133.30	(7.7%)	$89.50	$73.44	21.9%	20.7%
SpringHill Suites	9	64.5%	37.8%	70.6%	$92.58	$113.08	(18.1%)	$59.69	$42.72	39.7%	3.2%
Upscale Total	141	63.6%	45.9%	38.6%	$112.93	$125.13	(9.7%)	$71.79	$57.48	24.9%	70.2%

Upper Midscale
Fairfield Inn / Fairfield Inn & Suites	10	61.3%	36.8%	66.6%	$89.02	$109.20	(18.5%)	$54.56	$40.15	35.9%	2.6%
Hampton Inn / Hampton Inn & Suites	36	59.1%	38.1%	55.1%	$111.57	$123.50	(9.7%)	$65.98	$47.03	40.3%	14.6%
Home2 Suites	10	76.3%	57.3%	33.2%	$113.78	$115.83	(1.8%)	$86.84	$66.39	30.8%	6.5%
TownePlace Suites	9	75.7%	55.5%	36.4%	$100.85	$107.94	(6.6%)	$76.39	$59.93	27.5%	4.7%
Upper Midscale Total	65	63.9%	42.6%	50.0%	$107.18	$117.77	(9.0%)	$68.45	$50.14	36.5%	28.4%

Upper Upscale
Embassy Suites	2	81.3%	61.3%	32.6%	$168.70	$156.65	7.7%	$137.07	$96.06	42.7%	2.7%
Marriott	2	38.5%	24.7%	55.9%	$118.73	$143.08	(17.0%)	$45.67	$35.39	29.0%	0.4%
Upper Upscale Total	4	52.9%	37.1%	42.6%	$144.66	$150.68	(4.0%)	$76.56	$55.96	36.8%	3.1%

Independents
Independents	2	59.9%	30.4%	97.0%	$118.08	$134.45	(12.2%)	$70.69	$40.86	73.0%	(1.7)%
Independents Total	2	59.9%	30.4%	97.0%	$118.08	$134.45	(12.2%)	$70.69	$40.86	73.0%	(1.7)%

Total Portfolio	212	63.3%	44.5%	42.2%	$112.20	$123.89	(9.4%)	$70.97	$55.14	28.7%	100.0%

Note:  Chain scale categorization based on STR designation.

Page | 22

Apple Hospitality REIT, Inc.

Comparable Hotels Operating Metrics by Location

Three Months Ended June 30

(Unaudited)

Location		Occupancy			ADR			RevPAR			% of Adjusted Hotel EBITDA
	# of Hotels	Q2 2021	Q2 2020	% Change	Q2 2021	Q2 2020	% Change	Q2 2021	Q2 2020	% Change	Q2 2021
STR Location
Airport	18	75.4%	38.6%	95.3%	$108.92	$88.37	23.3%	$82.09	$34.09	140.8%	7.9%
Interstate	4	65.5%	35.6%	84.0%	$102.39	$93.65	9.3%	$67.09	$33.38	101.0%	1.4%
Resort	11	74.0%	27.2%	172.1%	$150.12	$133.60	12.4%	$111.07	$36.30	206.0%	8.3%
Small Metro/Town	11	76.3%	32.5%	134.8%	$103.36	$91.25	13.3%	$78.91	$29.70	165.7%	4.2%
Suburban	125	73.3%	29.9%	145.2%	$118.86	$100.87	17.8%	$87.09	$30.13	189.0%	57.0%
Urban	43	61.9%	19.5%	217.4%	$133.44	$106.45	25.4%	$82.54	$20.81	296.6%	21.2%

Total Portfolio	212	70.8%	28.2%	151.1%	$121.80	$101.51	20.0%	$86.22	$28.61	201.4%	100.0%

Note:  Location categorization based on STR designation.

Apple Hospitality REIT, Inc.

Comparable Hotels Operating Metrics by Location

Six Months Ended June 30

(Unaudited)

Location		Occupancy			ADR			RevPAR			% of Adjusted Hotel EBITDA
	# of Hotels	YTD 2021	YTD 2020	% Change	YTD 2021	YTD 2020	% Change	YTD 2021	YTD 2020	% Change	YTD 2021
STR Location
Airport	18	69.6%	53.9%	29.1%	$102.41	$114.81	(10.8%)	$71.28	$61.93	15.1%	8.2%
Interstate	4	57.5%	45.3%	26.9%	$99.46	$98.95	0.5%	$57.23	$44.83	27.7%	1.4%
Resort	11	63.4%	44.8%	41.5%	$133.92	$140.82	(4.9%)	$84.86	$63.06	34.6%	8.0%
Small Metro/Town	11	69.5%	49.6%	40.1%	$101.38	$117.89	(14.0%)	$70.51	$58.45	20.6%	5.3%
Suburban	125	65.2%	45.2%	44.2%	$110.05	$121.30	(9.3%)	$71.79	$54.81	31.0%	57.3%
Urban	43	55.4%	38.7%	43.2%	$120.26	$134.65	(10.7%)	$66.67	$52.06	28.1%	19.8%

Total Portfolio	212	63.3%	44.5%	42.2%	$112.20	$123.89	(9.4%)	$70.97	$55.14	28.7%	100.0%

Note:  Location categorization based on STR designation.

Page | 23